Exhibit 99.1

Newmont Invests in Continental’s High-Grade Gold Project and Exploration Prospects

DENVER, May 11, 2017 – Newmont Mining Corporation (NYSE: NEM) (Newmont) announced an agreement to invest approximately US$109 million for 19.9 percent ownership of Continental Gold Inc. (TSX: CNL) (Continental), supporting near-term development of the high grade Buriticá gold project in Colombia. The investment also covers three other exploration assets in this prospective gold district.

The Buriticá deposit consists of two major vein systems that remain open along strike and at depth. Continental has declared proven and probable reserves of 3.7 million ounces of gold averaging more than eight grams per tonne.1 The project is permitted and construction of the underground mine and process plant is expected to begin in the second half of 2017 with commercial production targeted for early 2020.

“We’re investing in a world class asset and exploration prospects, in alignment with our goal to create long-term value for shareholders,” said Gary Goldberg, President and Chief Executive Officer. “We’re impressed with the quality of the deposit, the caliber of the management team, the community’s support for the project, and the prospects for future growth. Our team is looking forward to joining forces with Continental to make the most of these opportunities.”

Newmont has agreed to purchase 37.38 million common shares of Continental in a non-brokered private placement at a price of C$4.00 per share. Closing of this purchase remains subject to receipt of approval by the Toronto Stock Exchange, which is expected by May 18. Terms of the investment agreement include Newmont’s right to participate in future equity issuance to maintain its ownership stake; the two companies establishing joint technical and sustainability committees and a strategic exploration alliance; and Newmont holding a seat on Continental’s Board of Directors.

Newmont invests in profitable growth through projects, exploration and transactions that improve its margins, reserves and resources. Newmont recently built two new mines – Merian in Suriname and Long Canyon in Nevada – in two new gold districts on or ahead of schedule and more than 20 percent below budget, and is advancing profitable expansions at Carlin in North America, Tanami in Australia, and Ahafo in Ghana. Newmont has added 123 million ounces to its reserve base by the drill bit over the last 15 years, and recently invested in an option to explore a highly prospective gold district in Canada’s Yukon Territory.

About Newmont

Newmont is a leading gold and copper producer. The Company’s operations are primarily in the United States, Australia, Ghana, Peru and Suriname. Newmont is the only gold producer listed in the S&P 500 Index and was named the mining industry leader by the Dow Jones Sustainability World Index in 2015 and 2016. The Company is an industry leader in value creation, supported by its leading technical, environmental, social and safety performance. Newmont was founded in 1921 and has been publicly traded since 1925.

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Media Contact
Omar Jabara	303-837-5114	omar.jabara@newmont.com

Investor Contact
Meredith Bandy	303-837-5143	meredith.bandy@newmont.com

[1]	Sourced from Continental’s technical report entitled “Buriticá Project NI 43-101 Technical Report Feasibility Study Antioquia, Colombia” dated March 29, 2016 with an effective date of February 24, 2016. A copy of the technical report can be accessed under Continental’s SEDAR profile at www.sedar.com. Continental reported mineral reserves for the combined Yaraguá and Veta Sur vein systems totaling 3.7 million ounces of gold (13.7 million tonnes grading 8.4 g/t gold), based upon proven mineral reserves of 0.5 million ounces (0.7 million tonnes, grading 21.1 g/t gold) and probable mineral reserves of 3.2 million ounces (13 million tonnes grading 7.8 g/t gold). Newmont was not involved with the preparation of Continental’s technical report. Accordingly, Newmont assumes no responsibility for such report or reserve estimates, or to update such reserve estimates in the future, except as may be required under applicable securities laws.

NEWMONT INVESTS IN BURITICA	1	NEWS RELEASE

Legal Cautionary Statements:

Upon completion of the investment, Newmont will have acquired ownership of 37.38 million common shares of Continental at a subscription price of C$4.00 per common share for a total purchase price of approximately US$109M. The common shares to be acquired by Newmont represent 19.9 percent of the issued and outstanding common shares of Continental. Prior to this acquisition, Newmont did not own any securities of Continental Gold. Newmont acquired the common shares for investment purposes. Newmont will evaluate its investment in Continental from time to time and may, based on such evaluation, market conditions and other circumstances, increase or decrease shareholdings as circumstances require, subject to the terms of the investment agreement. The exemption relied on for the acquisition of the common shares is Section 2.10 of National Instrument 45-106 – Prospectus and Registration Exemptions. A copy of the early warning report filed by Newmont in connection with the acquisition will be available on Continental’s SEDAR profile. In order to obtain a copy of the early warning report, please contact Meredith H. Bandy, Vice President, Investor Relations at Newmont, at telephone number: 303-837-5143. Newmont’s head office is located at 6363 South Fiddler’s Green Circle, Suite 800, Greenwood Village, CO 80111.

This release contains “forward-looking statements” within the meaning of applicable securities laws that are intended to be covered by the safe harbors created by Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and other securities legislation, including statements that use forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “potential” or other variations thereof or comparable terminology. Such forward-looking statements may include, without limitation, statements regarding the anticipated closing of the private placement, receipt of TSX approval, development, construction and first commercial production of the Buriticá project, future investments in Continental and participation in equity issuances, and future value creation, plans and objectives, and are based on current expectations that involve a number of risks and uncertainties. Forward-looking statements are subject to other factors that could cause actual results to differ materially from expected results. Investors should not place undue reliance on forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statement include, but are not limited to, an inability to advance the Buriticá project to the next level, failure to convert estimated mineral resources to reserves, capital and operating costs varying significantly from expectations, the preliminary nature of metallurgical test results and estimates, delays in obtaining or failures to obtain required governmental, environmental or other project approvals, political risks, changes in exchange rates, fluctuations in commodity prices, delays in the development and the other risks involved in the mining and mineral exploration and development industry. For a discussion of such risks relating to Newmont’s business and other factors, see the Company’s Form 10-K, filed on or about February 21, 2017, with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.” Newmont does not undertake any obligation to release publicly revisions to any forward-looking statement to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement. Continued reliance on forward-looking statements is at investors’ own risk.

NEWMONT INVESTS IN BURITICA	2	NEWS RELEASE